As filed with the Securities and Exchange Commission on September 19, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement

Under

The Securities Act of 1933

CONIFER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Michigan	6331	22—1298795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

550 West Merrill Street, Suite 200

Birmingham, Michigan 48009

(248) 559-0840

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard J. Fiato

Corporate Counsel

Conifer Holdings, Inc.

550 West Merrill Street, Suite 200

Birmingham, Michigan 48009

(248) 559-0840

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Donald J. Kunz Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226 (313) 465-7454	Thomas L. Hanley, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103-7018 (215) 564-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-226778)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee
[ ]% Senior Unsecured Notes Due 2023	$2,300,000	$286.35

(1)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, as amended. The Registrant previously registered securities with a proposed maximum aggregate price of $23,000,000 on the Registration Statement on Form S-1, as amended (File No. 333-226778), which was declared effective on September 19, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum offering price of $2,300,000 are hereby registered, which includes shares subject to the underwriters’ overallotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional securities of Conifer Holdings, Inc., a Michigan corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (333-226778), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 10, 2018, as amended by Amendment No. 1, as filed with the Commission on September 10, 2018, Amendment No. 2, as filed with the Commission on September 12, 2018, including all exhibits thereto, which was declared effective by the Commission on September 19, 2018, are incorporated herein by reference. This registration statement covers the registration of an additional $2,300,000 aggregate principal amount of the Company’s 6.75% Senior Unsecured Notes due 2023.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-226778), filed by Conifer Holdings, Inc. on August 10, 2018).

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Birmingham, Michigan on September 19, 2018.

CONIFER HOLDINGS, INC.

By:	/s/ James G. Petcoff
James G. Petcoff
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Petcoff James G. Petcoff	Chairman and Chief Executive Officer (Principal Executive Officer)	September 19, 2018

/s/ Harold J. Meloche Harold J. Meloche	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	September 19, 2018

* Mark McCammon	Director	September 19, 2018

* Nicholas J. Petcoff	Director	September 19, 2018

* Jorge Morales	Director	September 19, 2018

* Richard J. Williams, Jr.	Director	September 19, 2018

* Joseph D. Sarafa	Director	September 19, 2018

* Isolde O’Hanlon	Director	September 19, 2018

* Jeffrey Hakala	Director	September 19, 2018

*By:	/s/ James G. Petcoff
James G. Petcoff
Attorney-in-fact